Exhibit 99.1

HESS MIDSTREAM LP

HESS MIDSTREAM LP REPORTS ESTIMATED RESULTS FOR THE FIRST QUARTER OF 2024

First Quarter 2024 Highlights:

•
Throughput volumes increased 16% for gas processing, 13% for oil terminaling and 47% for water gathering compared with the prior-year quarter, primarily due to higher production and higher gas capture.
•
Net income was $161.9 million. Net cash provided by operating activities was $185.3 million.
•
Net income attributable to Hess Midstream LP was $44.6 million, or $0.60 basic earnings per Class A share, after deduction for noncontrolling interests.
•
Adjusted EBITDA1 was $275.8 million and Adjusted Free Cash Flow1 was $194.2 million.
•
Increased quarterly cash distribution to $0.6516 per Class A share for the first quarter of 2024, an approximate 2.7% increase compared with the fourth quarter of 2023; this increase consisted of a 1.5% increase in the distribution level per Class A share in addition to the quarterly 1.2% increase per Class A share, consistent with the target of at least 5% growth in annual distributions per Class A share through 2026.
•
Completed accretive $100 million repurchase of Class B units of Hess Midstream Operations LP in March 2024.

HOUSTON, April 25, 2024—Hess Midstream LP (NYSE: HESM) (“Hess Midstream” or the "company") today reported first quarter 2024 net income of $161.9 million compared with net income of $142.2 million for the first quarter of 2023. After deduction for noncontrolling interests, net income attributable to Hess Midstream was $44.6 million, or $0.60 basic earnings per Class A share, compared with $0.47 basic earnings per Class A share in the first quarter of 2023. Hess Midstream generated Adjusted EBITDA of $275.8 million. Net cash provided by operating activities was $185.3 million and Adjusted Free Cash Flow was $194.2 million.

“We delivered a solid first quarter, underpinned by strong operational performance and continued focus on gas capture," said John Gatling, President and Chief Operating Officer of Hess Midstream. "We remain focused on safely executing our operational priorities and delivering on our growth strategy, which continues to drive sustainable cash flow generation and the potential for additional return of capital to our shareholders.”

Hess Midstream’s results contained in this release are consolidated to include the noncontrolling interests in Hess Midstream Operations LP owned by affiliates of Hess Corporation (“Hess”) and Global Infrastructure Partners (“GIP” and together with Hess, the “Sponsors”). We refer to certain results as “attributable to Hess Midstream LP,” which exclude the noncontrolling interests in Hess Midstream Operations LP owned by the Sponsors.

(1) Adjusted EBITDA and Adjusted Free Cash Flow are non‑GAAP measures. Definitions and reconciliations of these non‑GAAP measures to GAAP reporting measures appear in the following pages of this release.

Financial Results

Revenues and other income in the first quarter of 2024 were $355.6 million compared with $305.0 million in the prior‑year quarter. First quarter 2024 affiliate revenues included $23.2 million of pass-through electricity, produced water trucking and disposal costs and certain other fees as well as $0.1 million of shortfall fees related to minimum volume commitments (“MVCs”) compared with $17.5 million and $4.3 million, respectively, in the prior-year quarter. First quarter 2024 revenues and other income were up $50.6 million compared with the prior-year quarter, primarily due to higher physical volumes, partially offset by lower shortfall fees due to the 2023 transition to actual physical volumes that are at or above MVCs. Total operating costs and expenses in the first quarter of 2024 were $133.6 million, up from $116.3 million in the prior-year quarter. The increase was primarily attributable to higher maintenance expenses, pass-through expenses, and higher depreciation expense for additional assets placed in service. Interest expense in the first quarter of 2024 was $48.5 million, up from $41.6 million in the prior-year quarter, primarily attributable to higher interest rates on the company's credit facilities and higher borrowings on the company's revolving credit facility.

Net income for the first quarter of 2024 was $161.9 million, or $0.60 basic earnings per Class A share, after deduction for noncontrolling interests, compared with $0.47 basic earnings per Class A share in the prior-year quarter. Substantially all of income tax expense was attributed to earnings of Class A shares reflective of Hess Midstream's organizational structure. Net cash provided by operating activities for the first quarter of 2024 was $185.3 million.

Adjusted EBITDA for the first quarter of 2024 was $275.8 million. Adjusted Free Cash Flow for the first quarter of 2024 was $194.2 million.

At March 31, 2024, Hess Midstream had a drawn balance of $455.0 million on its revolving credit facility.

Operational Highlights

Throughput volumes increased 16% for gas gathering and gas processing in the first quarter of 2024 compared with the first quarter of 2023, primarily due to higher production, including third-party volumes, and higher gas capture. Throughput volumes increased 14% for crude oil gathering and 13% for terminaling in the first quarter of 2024 compared with the first quarter of 2023, primarily due to higher production and higher third-party volumes. Water gathering volumes increased 47%, reflecting higher crude oil production and increased utilization of Hess Midstream's water gathering infrastructure.

Capital Expenditures

Capital expenditures for the first quarter of 2024 totaled $35.2 million and were primarily attributable to continued expansion of Hess Midstream's gas compression capacity. Capital expenditures in the prior-year quarter were $57.3 million and were also primarily attributable to expansion of the company's gas compression capacity.

Quarterly Cash Distributions

On April 22, 2024, the Board of Directors of Hess Midstream's General Partner declared a quarterly cash distribution of $0.6516 per Class A share for the first quarter of 2024. The distribution represents an approximate 2.7% increase in the quarterly distribution per Class A share for the first quarter of 2024 as compared with the fourth quarter of 2023. The increase consists of an approximate 1.5% increase in Hess Midstream's distribution level per Class A share in addition to the quarterly 1.2% increase per Class A share consistent with its target of at least 5% growth in annual distributions per Class A share through 2026. The distribution is expected to be paid on May 14, 2024, to shareholders of record as of the close of business on May 2, 2024.

Guidance

Hess Midstream continues to target at least 5% annual distribution growth per Class A share through 2026 from this new higher level and continues to prioritize financial strength with a long-term leverage target of 3x Adjusted EBITDA. For 2025 and 2026, Hess Midstream continues to expect organic throughput volume growth across all systems relative to 2024 volume guidance.

Hess Midstream is reaffirming its full year 2024 guidance as follows:

Year Ending
December 31, 2024
(Unaudited)
Financials (in millions)
Net income	$670 - 720
Adjusted EBITDA	$1,125 - 1,175
Capital expenditures	$250 - 275
Adjusted free cash flow	$685 - 735

Year Ending
December 31, 2024
(Unaudited)
Throughput volumes
Gas gathering - MMcf of natural gas per day	415 - 425
Crude oil gathering - MBbl of crude oil per day	105 - 115
Gas processing - MMcf of natural gas per day	395 - 405
Crude terminals - MBbl of crude oil per day	120 - 130
Water gathering - MBbl of water per day	105 - 115

Investor Webcast

Hess Midstream will review first quarter financial and operating results and other matters on a webcast today at 12:00 p.m. Eastern Time. For details about the event, refer to www.hessmidstream.com.

About Hess Midstream

Hess Midstream LP is a fee‑based, growth-oriented midstream company that owns, operates, develops and acquires a diverse set of midstream assets to provide services to Hess and third‑party customers. Hess Midstream owns oil, gas and produced water handling assets that are primarily located in the Bakken and Three Forks Shale plays in the Williston Basin area of North Dakota. More information is available at www.hessmidstream.com.

Reconciliation of U.S. GAAP to Non‑GAAP Measures

In addition to our financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), management utilizes certain additional non‑GAAP measures to facilitate comparisons of past performance and future periods. “Adjusted EBITDA” presented in this release is defined as reported net income (loss) before net interest expense, income tax expense, depreciation and amortization and our proportional share of depreciation of our equity affiliates, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing operating performance, such as transaction costs, other income and other non‑cash and non‑recurring items, if applicable. We define “Adjusted Free Cash Flow” as Adjusted EBITDA less net interest, excluding amortization of deferred financing costs, cash paid for federal and state income taxes, capital expenditures and ongoing contributions to equity investments. We define "Gross Adjusted EBITDA Margin" as the ratio of Adjusted EBITDA to total revenues, less pass-through revenues. We believe that investors’ understanding of our performance is enhanced by disclosing these measures as they may assist in assessing our operating performance as compared to other publicly traded companies in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods, and assessing the ability of our assets to generate sufficient cash flow to make distributions to our shareholders. These measures are not, and should not be viewed as, a substitute for GAAP net income or cash flow from operating activities and should not be considered in isolation. Reconciliations of Adjusted EBITDA, Adjusted Free Cash Flow and Gross Adjusted EBITDA Margin to reported net income (GAAP), net cash provided by operating activities (GAAP) and gross margin (GAAP), are provided below. Hess Midstream is unable to project net cash provided by operating activities with a reasonable degree of accuracy because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occur. Therefore, Hess Midstream is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected Adjusted Free Cash Flow to projected net cash provided by operating activities without unreasonable effort.

	First Quarter
	(unaudited)
	2024	2023

(in millions)
Reconciliation of Adjusted EBITDA to net income:
Net income	$161.9	$142.2
Plus:
Depreciation expense	49.8	47.4
Proportional share of equity affiliates' depreciation	1.3	1.3
Interest expense, net	48.5	41.6
Income tax expense	14.3	6.5
Adjusted EBITDA	$275.8	$239.0

Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net cash provided by operating activities:
Net cash provided by operating activities	$185.3	$198.7
Changes in assets and liabilities	44.0	1.1
Amortization of deferred financing costs	(2.1)	(2.1)
Proportional share of equity affiliates' depreciation	1.3	1.3
Interest expense, net	48.5	41.6
Income from equity investments	2.7	1.6
Distribution from equity investments	(3.5)	(2.6)
Other	(0.4)	(0.6)
Adjusted EBITDA	$275.8	$239.0
Less:
Interest, net(1)	46.4	39.5
Capital expenditures	35.2	57.3
Adjusted free cash flow	$194.2	$142.2

(1) Excludes amortization of deferred financing costs.

	First Quarter
	(Unaudited)
	2024	2023
(in millions, except ratios)
Reconciliation of gross Adjusted EBITDA margin to gross margin:
Income from operations	$222.0	$188.7
Total revenues	$355.6	$305.0
Gross margin	62%	62%

Income from operations	$222.0	$188.7
Plus:
Depreciation expense	49.8	47.4
Proportional share of equity affiliates' depreciation	1.3	1.3
Income from equity investments	2.7	1.6
Adjusted EBITDA	$275.8	$239.0

Total revenues	$355.6	$305.0
Less: pass-through revenues	23.2	17.5
Revenues excluding pass-through	$332.4	$287.5
Gross Adjusted EBITDA margin	83%	83%

Guidance
Year Ending
December 31, 2024
(Unaudited)
(in millions)
Reconciliation of Adjusted EBITDA and Adjusted Free Cash Flow to net income:
Net income	$670 - 720
Plus:
Depreciation expense*	210
Interest expense, net	185
Income tax expense	60
Adjusted EBITDA	$1,125 - 1,175
Less:
Interest, net	180
Capital expenditures**	260
Adjusted free cash flow	$685 - 735
*Includes proportional share of equity affiliates' depreciation.
**Approximate midpoint of $250 million to $275 million guidance range.

Cautionary Note Regarding Forward-looking Information

This press release contains “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; our industry; our expected revenues; our future profitability; our maintenance or expansion projects; our projected budget and capital expenditures and the impact of such expenditures on our performance; future economic and market conditions in the oil and gas industry; expected timing and completion of Hess’ proposed merger with Chevron Corporation ("Chevron"); and our ability to execute future accretive opportunities, including incremental return of capital to shareholders.

Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: the ability of Hess and other parties to satisfy their obligations to us, including Hess’ ability to meet its drilling and development plans on a timely basis or at all, its ability to deliver its nominated volumes to us, and the operation of joint ventures that we may not control; our ability to generate sufficient cash flow to pay current and expected levels of distributions; reductions in the volumes of crude oil, natural gas, natural gas liquids (“NGLs”) and produced water we gather, process, terminal or store; the actual volumes we gather, process, terminal or store for Hess in excess of our MVCs and relative to Hess' nominations; fluctuations in the prices and demand for crude oil, natural gas and NGLs; changes in global economic conditions and the effects of a global economic downturn or inflation on our business and the business of our suppliers, customers, business partners and lenders; our ability to comply with government regulations or make capital expenditures required to maintain compliance, including our ability to obtain or maintain permits necessary for capital projects in a timely manner, if at all, or the revocation or modification of existing permits; our ability to successfully identify, evaluate and timely execute our capital projects, investment opportunities and growth strategies, whether through organic growth or acquisitions; costs or liabilities associated with federal, state and local laws, regulations and governmental actions applicable to our business, including legislation and regulatory initiatives relating to environmental protection and health and safety, such as spills, releases, pipeline integrity and measures to limit greenhouse gas emissions and climate change; our ability to comply with the terms of our credit facility, indebtedness and other financing arrangements, which, if accelerated, we may not be able to repay; reduced demand for our midstream services, including the impact of weather or the availability of the competing third-party midstream gathering, processing and transportation operations; potential disruption or interruption of our business due to catastrophic events, such as accidents, severe weather events, labor disputes, information technology failures, constraints or disruptions and cyber-attacks; any limitations on our ability to access debt or capital markets on terms that we deem acceptable, including as a result of weakness in the oil and gas industry or negative outcomes within commodity and financial markets; liability resulting from litigation; risks and uncertainties associated with Hess’ proposed merger with Chevron; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission.

As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.

For Hess Midstream LP

Investor Contact:

Jennifer Gordon

(212) 536-8244

Media Contact:

Lorrie Hecker

(212) 536-8250

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2024	2023	2023
Statement of operations
Revenues
Affiliate services	$349.4	$303.4	$351.5
Third-party services	5.3	0.9	4.3
Other income	0.9	0.7	0.7
Total revenues	355.6	305.0	356.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	78.1	62.5	88.0
Depreciation expense	49.8	47.4	50.4
General and administrative expenses	5.7	6.4	8.0
Total operating costs and expenses	133.6	116.3	146.4
Income from operations	222.0	188.7	210.1
Income from equity investments	2.7	1.6	2.4
Interest expense, net	48.5	41.6	47.8
Income before income tax expense	176.2	148.7	164.7
Income tax expense	14.3	6.5	11.9
Net income	$161.9	$142.2	$152.8
Less: Net income attributable to noncontrolling interest	117.3	121.5	115.3
Net income attributable to Hess Midstream LP	$44.6	$20.7	$37.5

Net income attributable to Hess Midstream LP per Class A share:
Basic	$0.60	$0.47	$0.55
Diluted	$0.59	$0.47	$0.55
Weighted average Class A shares outstanding
Basic	75.1	44.0	68.4
Diluted	75.2	44.1	68.4

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	First Quarter 2024
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$186.6	$135.4	$27.4	$-	$349.4
Third-party services	1.5	3.7	0.1	-	5.3
Other income	-	-	0.9	-	0.9
Total revenues	188.1	139.1	28.4	-	355.6
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	46.3	25.2	6.6	-	78.1
Depreciation expense	30.8	14.7	4.3	-	49.8
General and administrative expenses	2.1	1.2	0.2	2.2	5.7
Total operating costs and expenses	79.2	41.1	11.1	2.2	133.6
Income (loss) from operations	108.9	98.0	17.3	(2.2)	222.0
Income from equity investments	-	2.7	-	-	2.7
Interest expense, net	-	-	-	48.5	48.5
Income before income tax expense	108.9	100.7	17.3	(50.7)	176.2
Income tax expense	-	-	-	14.3	14.3
Net income (loss)	108.9	100.7	17.3	(65.0)	161.9
Less: Net income (loss) attributable to noncontrolling interest	72.5	67.3	11.4	(33.9)	117.3
Net income (loss) attributable to Hess Midstream LP	$36.4	$33.4	$5.9	$(31.1)	$44.6

	First Quarter 2023
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$164.4	$113.8	$25.2	$-	$303.4
Third-party services	0.3	0.6	-	-	0.9
Other income	-	-	0.7	-	0.7
Total revenues	164.7	114.4	25.9	-	305.0
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	38.4	20.2	3.9	-	62.5
Depreciation expense	28.8	14.5	4.1	-	47.4
General and administrative expenses	2.4	1.2	0.3	2.5	6.4
Total operating costs and expenses	69.6	35.9	8.3	2.5	116.3
Income (loss) from operations	95.1	78.5	17.6	(2.5)	188.7
Income from equity investments	-	1.6	-	-	1.6
Interest expense, net	-	-	-	41.6	41.6
Income before income tax expense	95.1	80.1	17.6	(44.1)	148.7
Income tax expense	-	-	-	6.5	6.5
Net income (loss)	95.1	80.1	17.6	(50.6)	142.2
Less: Net income (loss) attributable to noncontrolling interest	77.7	65.6	14.3	(36.1)	121.5
Net income (loss) attributable to Hess Midstream LP	$17.4	$14.5	$3.3	$(14.5)	$20.7

HESS MIDSTREAM LP

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth Quarter 2023
	Gathering	Processing and Storage	Terminaling and Export	Interest and Other	Total
Statement of operations
Revenues
Affiliate services	$191.9	$128.4	$31.2	$-	$351.5
Third-party services	1.4	2.9	-	-	4.3
Other income	-	-	0.7	-	0.7
Total revenues	193.3	131.3	31.9	-	356.5
Costs and expenses
Operating and maintenance expenses (exclusive of depreciation shown separately below)	50.6	28.3	9.1	-	88.0
Depreciation expense	29.7	16.4	4.3	-	50.4
General and administrative expenses	3.5	1.8	0.5	2.2	8.0
Total operating costs and expenses	83.8	46.5	13.9	2.2	146.4
Income (loss) from operations	109.5	84.8	18.0	(2.2)	210.1
Income from equity investments	-	2.4	-	-	2.4
Interest expense, net	-	-	-	47.8	47.8
Income before income tax expense	109.5	87.2	18.0	(50.0)	164.7
Income tax expense	-	-	-	11.9	11.9
Net income (loss)	109.5	87.2	18.0	(61.9)	152.8
Less: Net income (loss) attributable to noncontrolling interest	76.6	61.0	12.7	(35.0)	115.3
Net income (loss) attributable to Hess Midstream LP	$32.9	$26.2	$5.3	$(26.9)	$37.5

HESS MIDSTREAM LP

SUPPLEMENTAL OPERATING DATA (UNAUDITED)

(IN THOUSANDS)

	First	First	Fourth
	Quarter	Quarter	Quarter
	2024	2023	2023

Throughput volumes
Gas gathering - Mcf of natural gas per day	404	347	403
Crude oil gathering - bopd	106	93	108
Gas processing - Mcf of natural gas per day	393	338	387
Crude terminals - bopd	117	104	120
NGL loading - blpd	14	9	16
Water gathering - blpd	116	79	113